UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

ALERE INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Other Events.

On March 3, 2015, Alere Inc. (the “Company”) filed a Form 12b-25 with the Securities and Exchange Commission (“SEC”) disclosing that it requires additional time to complete its Annual Report on Form 10-K for the year ended December 31, 2014 and that it intends to file the report with the SEC within the fifteen-day extension period. The delay in completing the financial statements is attributable to the finalization of the Company’s accounting treatment for the tax effects of the Company’s recent divestiture of its health management business on January 9, 2015.

The Company previously disclosed its unaudited results for the year ended December 31, 2014 in its press release dated February 10, 2015, “Alere Inc. Announces Fourth Quarter 2014 Results.” Aside from the effects of the tax accounting for the divestiture, including their related effects on net loss and earnings per share, no other changes to amounts previously disclosed are anticipated. The effects of the tax accounting for the divestiture are not expected to impact the non-GAAP adjusted financial results previously disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: March 3, 2015	By:	/s/ David Teitel
	Name:	David Teitel
	Title:	Chief Financial Officer